UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006

RACKABLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1933 Milmont Drive

Milpitas, CA 95035

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 240-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2006, Rackable Systems, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with HSBC Bank USA, National Association (“HSBC”) and a corresponding Revolving Note, under which the Company may borrow up to $25,000,000 (the “Line of Credit”). The Line of Credit is unsecured and has a one year term. The interest rate for amounts borrowed under the Line of Credit shall be at the Company’s option and shall be either i) the Prime Rate or ii) 1.85% above the LIBOR Rate. The Loan Agreement also contains certain negative covenants from the Company, which if violated, could lead to acceleration of the amounts then due under the Line of Credit upon the election of HSBC. The foregoing description of the Line of Credit is a summary of the material terms of the Line of Credit and does not purport to be complete, and is qualified in its entirety by reference to the Loan Agreement and Revolving Note which are filed as Exhibits 10.01 and 10.02 to this current report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.01	Loan Agreement, dated September 29, 2006, between the Company and HSBC Bank USA, National Association.

10.02	Revolving Note, dated September 29, 2006 executed by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RACKABLE SYSTEMS, INC.

Dated: October 4, 2006	By:	/s/ William P. Garvey
William P. Garvey
General Counsel and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description

10.01	Loan Agreement, dated September 29, 2006, between the Company and HSBC Bank USA, National Association.

10.02	Revolving Note, dated September 29, 2006 executed by the Company.